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                                 AMENDMENT NO. 2

                                     TO THE

                      1978 NON-QUALIFIED STOCK OPTION PLAN

                                       OF

                             NOBLE AFFILIATES, INC.

     Pursuant to the provisions of Section 14 thereof, the 1978 Non-Qualified

Stock Option Plan of Noble Affiliates, Inc. (the "Plan") is hereby amended in the following respects only:

     FIRST: Section 5 of the Plan is hereby amended by adding to the end thereof two additional sentences to read as follows:

     "In no event, however, may the sum of the fair market value (determined as of the time an option is granted) of the Common Stock for which an Employee may be granted an option under the Plan and the fair market value (deter-mined as of the time such incentive stock options are granted) of the stock for which an Employee may be granted options qualifying as incentive stock options under Section 422A of the Internal Revenue Code under all other such plans of the Company or a Subsidiary exceed, in any calendar year, $100,000 plus any 'unused limit carryover' as provided in Section 422A of the Internal Revenue Code. Unless the Committee shall determine otherwise, the fair market value of the Common Stock on any particular day shall be the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange.

     SECOND: The last sentence of the third paragraph of Section 6 of the Plan is hereby amended by restatement in its entirety to read as follows:

     "Unless the Committee shall determine otherwise, the fair market value of the Common Stock on any particular day shall be the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange."

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      THIRD: The second sentence of Section 7 of the Plan is hereby amended by restatement in its entirety to read as follows:

     "Unless the Committee shall determine otherwise, the fair market value of the Common Stock on any particular day shall be the closing sales price on the date in question (or, if there was no reported sale on such date, on the last preceding day on which any reported sale occurred) of the Common Stock on the New York Stock Exchange."

     IN WITNESS WHEREOF, this Amendment has been executed at Ardmore, Oklahoma to be effective on this ____ day of February, 1982.

                              NOBLE AFFILIATES, INC.



                              By /S/ ROY BUTLER
                                 -----------------------------------
                                   Roy Butler, President


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